As filed with the Securities and Exchange Commission on December 15, 2006
                      1940 Act Registration No. 811-21649


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940           [ X ]
         Amendment No.                      3       [ X ]
                                           ----

                        (Check appropriate box or boxes)
                           --------------------------

                         INSTITUTIONAL LIQUIDITY TRUST
               (Exact Name of Registrant as Specified in Charter)
                          605 Third Avenue, 2nd Floor
                         New York, New York 10158-0180
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (212) 476-8800


                               Peter Eric Sundman
           Chairman of the Board, Chief Executive Officer and Trustee
                         Institutional Liquidity Trust
                          605 Third Avenue, 2nd Floor
                         New York, New York 10158-0180
                    (Name and Address of Agent for Service)

                                With copies to:

                            Arthur C. Delibert, Esq.
                  Kirkpatrick & Lockhart Nicholson Graham LLP
                                1601 K St., N.W.
                              Washington, DC 20006


                      -----------------------------------

                                EXPLANATORY NOTE



     This  Registration  Statement is being filed by the Registrant  pursuant to
Section 8(b) of the  Investment  Company Act of 1940,  as amended  ("1940 Act").
However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                         INSTITUTIONAL LIQUIDITY TRUST

                CONTENTS OF REGISTRATION STATEMENT ON FORM N-1A

This Registration Statement contains the following papers and documents:

         Cover Sheet

         Contents of Registration Statement on Form N-1A

         Part A

         Part B

         Part C

         Signature Page

         Exhibit

                                     PART A

     Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

     Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Pre-Effective Amendment No. 2 to the Registration Statement of Lehman Brothers Institutional Liquidity Funds ("LBILF") (1940 Act File No. 811-21715), as filed with the Securities and Exchange Commission ("SEC") on December 15, 2006 (the "LBILF Registration Statement"). Part A of the LBILF Registration Statement includes a joint prospectus for the Premier Class of MONEY MARKET Portfolio, PRIME Portfolio, Government Portfolio, GOVERNMENT RESERVES Portfolio, TREASURY Portfolio, TREASURY RESERVES Portfolio, TAX-EXEMPT Portfolio, MUNICIPAL Portfolio and NEW YORK MUNICIPAL Portfolio (the "LBILF Part A"). Each series of LBILF invests in a master fund that is a series of Institutional Liquidity Trust (the "Trust"). Responses to certain Items required to be included in Part A of this Registration Statement also are incorporated herein by reference from Post-Effective Amendment No. 2 to the Registration Statement of Lehman Brothers Institutional Liquidity Cash Management Funds, formerly Lehman Brothers Institutional Liquidity Series prior to December 15, 2006 ("LBILCMF") (1940 Act File No. 811-21648), as filed with the Securities and Exchange Commission ("SEC") on July 28, 2006 (the "LBILCMF Registration Statement"). Part A of the LBILCMF Registration Statement includes the joint prospectus (the "LBILCMF Part A") of Lehman Brothers INSTITUTIONAL LIQUIDITY Fund, Lehman Brothers PRIME MONEY Fund, and Lehman Brothers U.S. TREASURY Fund. Each series of LBILCMF invests in a master fund that is a series of the Trust.

ITEM 4. INVESTMENT OBJECTIVES,  PRINCIPAL INVESTMENT  STRATEGIES,  RELATED RISKS
-------------------------------------------------------------------------------
AND DISCLOSURE OF PORTFOLIO HOLDINGS
------------------------------------

     MONEY MARKET Master Series (formerly INSTITUTIONAL LIQUIDITY Portfolio), PRIME Master Series (formerly PRIME Portfolio), GOVERNMENT Master Series,
GOVERNMENT RESERVES Master Series, TREASURY Master Series (formerly U.S. TREASURY Portfolio), TREASURY RESERVES Master Series, TAX-EXEMPT Master Series, MUNICIPAL Master Series and NEW YORK MUNICIPAL Master Series (each a "Series") are each a series of the Trust, a diversified, no-load, open-end management investment company. Information on each Series' investment objective, how each Series intends to achieve its investment objectives, the particular type(s) of securities in which each Series principally invests, other investment practices of each Series, how each Series' investment adviser generally decides which securities to buy and sell, risk factors associated with investments in each Series, and the description of where to find each Series' policies and procedures with respect to the disclosure of portfolio holdings is incorporated herein by reference from the section titled "Goal & Strategy" to the section "Money Market Funds," the section titled "Main Risks" to the section "Other Risks," and the "Portfolio Holdings Policy" under the section titled "Your Investment" in the LBILF Part A at pages 3-4 (MONEY MARKET Master Series), pages 7-8 (PRIME Master Series), pages 10-11 (GOVERNMENT Master Series), pages 13-14 (GOVERNMENT RESERVES Master Series), pages 16-17 (TREASURY Master Series), pages 19-20 (TREASURY RESERVES Master Series), pages 22-24 (TAX-EXEMPT Master Series), pages 26-27 (MUNICIPAL Master Series) and pages 29-30 (NEW YORK MUNICIPAL Master Series), and page 46 (All Porfolios). Additional investment techniques, features, and limitations concerning each Series' investment program are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE
-------------------------------------------------------

     Neuberger Berman Management Inc. ("NB Management") serves as the investment manager and Lehman Brothers Asset Management LLC serves as the sub-adviser of each Series.

     The following list identifies the specific sections and subsections of the LBILF Part A and LBILCMF Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.


------------------------------------------------------------------------------------------------------------------

Item 5(a)(1)        LBILF PART A:  "Investment Manager" section (page 35-36); the section "Obtaining
                    Information" on the Back Cover Page

                    LBILCMF PART A: "Investment Manager" section (with regard to the investment management fees paid during the most recently completed fiscal year) (pages 5, 11, and 17)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Item 5(a)(2)        LBILF PART A: "Portfolio Manager" section (page 35)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Item 5(a)(3)        Not applicable.
------------------------------------------------------------------------------------------------------------------

     Each Series is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The assets of each Series belong only to that Series, and the liabilities of each Series are borne solely by that Series and no other.

     Under Delaware law, the shareholders of a Series will not be personally liable for the obligations of the Series; a shareholder is entitled to the same limitation of personal liability extended to shareholders of a Delaware corporation. To guard against the risk that Delaware law might not be applied in other states, the Trust's Trust Instrument requires that every written obligation of the Trust or a Series contain a statement that such obligation may be enforced only against the assets of the Trust or Series and provides for indemnification out of Trust or Series property of any shareholder nevertheless held personally liable for Trust or Series obligations, respectively, merely on the basis of being a shareholder.

     Investments in a Series may not be transferred (except for purposes of effecting a merger, consolidation, or sale, lease, or exchange of all or substantially all of the assets of the Trust or a Series or, with approval of the trustees of the Trust ("Trustees"), of an investor therein). However, an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. The Series are open for business every day that both the New York Stock Exchange ("NYSE") and the Federal Reserve Wire System are open ("Business Day"). This determination is made once during each Business Day for each Series, as follows. The MONEY MARKET Master Series, PRIME Master Series, GOVERNMENT Master Series and TREASURY Master Series each calculates its share price as of 5:00 p.m., Eastern time. GOVERNMENT

RESERVES Master Series and TREASURY RESERVES Master Series each calculates its share price as of 2:00 p.m., Eastern time. TAX-EXEMPT Master Series, MUNICIPAL Master Series and NEW YORK MUNICIPAL Master Series each calculates its share price as of 3:00 p.m. Eastern time. (each time listed above is a "Valuation Time")

ITEM 6.  SHAREHOLDER INFORMATION.
---------------------------------

     Information on the time and method of valuation of each Series' assets is incorporated herein by reference from the section titled "Your Investment: Share Prices" and the section titled "Share Price Calculations" in the LBILF Part A at page 44.

     Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     There is no minimum initial or subsequent investment in a Series. However, because each Series intends at all times to be as fully invested as is reasonably practicable, investments in a Series must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Series at any time or to reject any investment order.

     At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Series will be determined by multiplying the Series' NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Series. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Series then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Series as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Series' aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in a Series as of the Valuation Time on the following Business Day.

     A Series' net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Series' assets, less
(2) all actual and accrued expenses of the Series, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. Each Series' net income is allocated pro rata among the investors in the Series. A Series' net income generally is not distributed to the investors in that Series, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in that Series.

     Under the current method of each Series' operations, each Series is not subject to any U.S. federal income tax. However, each domestic investor in a Series is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Series' ordinary income and capital gain. NB Management intends to continue to manage each Series' assets and income in such a way that an investor in each Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in a Series. See Part B for a discussion of the foregoing tax matters and certain other matters.

     An investor in a Series may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Series. The proceeds of a withdrawal will be paid by the Series in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

     The Series reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by NB Management to be in the best interests of investors in a Series as a group, a Series will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

     Investments in the Series may not be transferred, except as set forth under "Management, Organization and Capital Structure" above.

     The right of any investor to receive payment with respect to any withdrawal may be delayed as permitted pursuant to Section 22(e) of the Investment Company Act of 1940, as amended. Generally, under that section, redemption requests or payments may be postponed or suspended if the NYSE is closed for trading, or trading is restricted, an emergency exists which makes the disposal of securities owned by a Series or the fair determination of the value of the Series' net assets not reasonably practicable, or the SEC, by order, permits the suspension of the right of redemption. Redemption payments may also be delayed in the event of the closing of the Federal Reserve wire payment system. In addition, when the NYSE, bond market or Federal Reserve closes early, payments with respect to redemption requests received subsequent to the close will be made the next business day.

     The Board of Trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of interests in the Series. Because beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act, the Trustees determined that it was appropriate not to adopt such policies or procedures. The LBILF Registration Statement contains information on LBILF's market timing policies and is incorporated herein by reference from the "Market Timing Policy" under the section titled "Your Investment: General Shareholder Information" in the LBILF Part A at page 41.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.
----------------------------------

     All investments in the Series are made without a sales load, at the NAV next determined after an order is received by the Series. The Series have no Rule 12b-1 plan.

     Information regarding the main features of the "Master/Feeder" fund structure is incorporated herein by reference from the section titled "Your
Investment: Portfolio Structure" in the LBILF Part A at page 46.

                                     PART B

      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the LBILF Registration Statement and LBILCMF Registration Statement. Part B of the LBILF Registration Statement includes the joint Statement of Additional Information ("SAI") of MONEY MARKET Portfolio, PRIME Portfolio, GOVERNMENT Portfolio, GOVERNMENT RESERVES Portfolio, TREASURY Portfolio, TREASURY RESERVES Portfolio, TAX-EXEMPT Portfolio, MUNICIPAL Portfolio and NEW YORK MUNICIPAL Portfolio ("LBILF Part B"). Part B of the LBILCMF Registration Statement includes the joint SAI of Lehman Brothers INSTITUTIONAL LIQUIDITY Fund, Lehman Brothers PRIME MONEY Fund, and Lehman Brothers U.S. TREASURY Fund ("LBILCMF Part B").


ITEM 9.  COVER PAGE AND TABLE OF CONTENTS
-----------------------------------------

      Information regarding Institutional Liquidity Trust ("Trust"), as included in the SAI, is incorporated herein by reference to the Front Cover Page in the LBILF Part B.

TABLE OF CONTENTS                                                         PAGE
-----------------                                                         ----

FUND HISTORY.................................................................2
------------
DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS........................2
-----------------------------------------------------
MANAGEMENT OF THE TRUST......................................................2
-----------------------
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES..........................4
---------------------------------------------------
INVESTMENT MANAGEMENT AND OTHER SERVICES.....................................5
----------------------------------------
PORTFOLIO MANAGERS...........................................................6
------------------
BROKERAGE ALLOCATION AND OTHER PRACTICES.....................................6
----------------------------------------
CAPITAL STOCK AND OTHER SECURITIES...........................................6
----------------------------------
PURCHASE, REDEMPTION AND PRICING OF SECURITIES...............................7
----------------------------------------------
TAX STATUS...................................................................7
----------
UNDERWRITERS.................................................................7
------------
CALCULATION OF PERFORMANCE DATA..............................................7
-------------------------------
FINANCIAL STATEMENTS.........................................................7
--------------------

ITEM 10.  FUND HISTORY
----------------------

      MONEY MARKET Master Series (formerly INSTITUTIONAL LIQUIDITY Portfolio prior to December 15, 2006), PRIME Master Series (formerly PRIME Portfolio prior to December 15, 2006), GOVERNMENT Master Series, GOVERNMENT RESERVES Master Series, TREASURY Master Series (formerly U.S. TREASURY Portfolio prior to December 15, 2006), TREASURY RESERVES Master Series, TAX-EXEMPT Master Series, MUNICIPAL Master Series and NEW YORK MUNICIPAL Master Series (each a "Series") are each a series of the Trust, a diversified open-end management investment company, that was organized as a Delaware statutory trust pursuant to a Trust Instrument dated as of October 1, 2004.

ITEM 11.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS
---------------------------------------------------------------

      The Trust is a diversified open-end management investment company. Part A contains some basic information about the principal investment strategies and risks of the Series. This section supplements the discussion in Part A of the investment strategies and risks of the Series.

      Further information on each Series' investment strategies and risks, fundamental and non-fundamental policies and/or investment limitations, and disclosure of portfolio holdings, as well as other information on each Series' investment program, is incorporated herein by reference in the LBILF Part B from the sections entitled "Investment Information" at pages 1-8, "Additional Investment Information" at pages 8-38, "Certain Risk Considerations" at page 38, and "Portfolio Transactions: Portfolio Holdings Disclosure Policy and Procedures" and "Portfolio Holdings Approved Recipients" at page 79-81.

ITEM 12.  MANAGEMENT OF THE TRUST
---------------------------------

      TRUSTEES AND OFFICERS
      ---------------------

      Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other investment companies managed by NB Management, is incorporated herein by reference from the section entitled "Trustees and Officers" in the LBILF Part B at pages 41-56 except for the Table of Compensation included in those pages. Information regarding the committee meetings held during the last fiscal year is incorporated herein by reference from the section entitled "Trustees and Officers" in the LBILCMF Part B at pages 26-28.

      The following table sets forth information concerning the compensation of the Trustees of the Trust. None of the investment companies in the Neuberger Berman fund complex has any retirement plan for its trustees.

                                      TABLE OF COMPENSATION
                                  FOR FISCAL YEAR ENDED 3/31/06*
                                  ------------------------------
Name and Position With The Trust     Aggregate         Total Compensation from
--------------------------------    Compensation     Investment Companies in the
                                    Compensation          Neuberger Berman
                                   from the Trust         Fund Complex**
                                   --------------         --------------

INDEPENDENT TRUSTEES
John Cannon                            $4,782                 $104,606
Trustee

Faith Colish                           $4,506                  $97,742
Trustee

C. Anne Harvey                         $4,506                  $97,742
Trustee

                                      TABLE OF COMPENSATION
                                  FOR FISCAL YEAR ENDED 3/31/06*
                                  ------------------------------
Name and Position With The Trust     Aggregate         Total Compensation from
--------------------------------    Compensation     Investment Companies in the
                                    Compensation          Neuberger Berman
                                   from the Trust         Fund Complex**
                                   --------------         --------------
Barry Hirsch                           $4,506                  $97,742
Trustee

Robert A. Kavesh                       $4,506                  $97,742
Trustee

Howard A. Mileaf                       $4,684                 $102,631
Trustee

Edward I. O'Brien                      $4,506                  $97,742
Trustee

William E. Rulon                       $4,506                  $97,742
Trustee

Cornelius T. Ryan                      $5,008                 $109,493
Trustee

Tom Decker Seip                        $4,994                 $109,501
Trustee

Candace L. Straight                    $4,506                  $97,742
Trustee

Peter P. Trapp                         $4,782                 $104,606
Trustee

TRUSTEES WHO ARE "INTERESTED PERSONS"
Jack L. Rivkin                         $0                      $0
President and Trustee

Peter E. Sundman                       $0                      $0
Chairman of the Board, Chief
Executive Officer and Trustee

** On June 22, 2005, the Board voted to increase compensation for members not affiliated with NB Management.

      Codes of Ethics
      ---------------

      The Series, NB Management and Lehman Brothers Asset Management LLC have personal securities trading policies that restrict the personal securities transactions of employees, officers, and Trustees. Their primary purpose is to ensure that personal trading by these individuals does not disadvantage any fund managed by NB Management. The portfolio managers and other investment personnel who comply with the policies' preclearance and disclosure procedures may be permitted to purchase, sell or hold certain types of securities which also may be or are held in the funds they advise, but are restricted from trading in close conjunction with their Series or taking personal advantage of investment opportunities that may belong to the Series. Text-only versions of the Codes of Ethics can be viewed online or downloaded from the EDGAR Database on the SEC's internet web site at www.sec.gov. You may also review and copy those documents by visiting the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at

202-942-8090. In addition, copies of the Codes of Ethics may be obtained, after mailing the appropriate duplicating fee, by writing to the SEC's Public Reference Section, 450 5th Street, N.W., Washington, DC 20549-0102 or by e-mail request at publicinfo@sec.gov.

      Proxy Voting
      ------------

      Information about the Series' proxy voting policies and procedures is herein incorporated by reference from the section titled "Proxy Voting" in the LBILF Part B at page 81-82.

ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
-------------------------------------------------------------

      As of December 1, 2006, MONEY MARKET Master Series and PRIME Master Series could be deemed to be under the control of a corresponding series of Neuberger Berman Institutional Liquidity Series ("NBILS"), Lehman Brothers Institutional Liquidity Cash Management Funds, formerly Lehman Brothers Institutional Liquidity Series prior to December 15, 2006 ("LBILCMF"), or Lehman Brothers Reserve Liquidity Funds, formerly Lehman Brothers Reserve Liquidity Series prior to December 15, 2006 ("LBRLF"). Specifically, as of that date, (1) Neuberger Berman Institutional Cash Fund, a series of NBILS, owned 85% of the value of the outstanding interests in MONEY MARKET Master Series, and (2) Lehman Brothers Prime Money Fund, a series of LBILCMF, and Lehman Brothers Prime Reserve Money Fund, a series of LBRLF, owned 38% and 49%, respectively, of the value of the outstanding interests in PRIME Master Series.

      As of December 1, 2006, Lehman Brothers Institutional Liquidity Fund, a series of LBILCMF, owned 15% of the outstanding interests in MONEY MARKET Master Series and Neuberger Berman Prime Money Fund, a series of NBILS, owned 13% of the outstanding interests in PRIME Master Series. Each of NBILS, LBILCMF and LBRLF is a Delaware statutory trust.

      So long as a fund owns more than 50% of the value of the outstanding interests in its corresponding Series, such fund could theoretically require that Series to take certain actions without the approval of any other registered investment company that invests in the Series. However, the power of a fund to control such action generally will depend on the vote of the fund's shareholders.

      Each of NBILS, LBILCMF and LBRLF has informed the Trust that, in most cases where one of its series is requested to vote on matters pertaining to its corresponding Series, the affected series will solicit proxies from its shareholders and will vote its interest in the Series in proportion to the votes cast by the shareholders of the series. It is anticipated that any other registered investment company investing in a Series will follow the same or a similar practice. For an unregistered investment company investing in a Series, it is expected that it shall cast its votes in proportion to the votes cast by the other shareholders of the Series.

ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES
------------------------------------------------

      Information on the investment management and other services provided for or on behalf of each Series is incorporated herein by reference from the sections entitled "Investment Management and Administration Services" at pages 56-62, "Trustees and Officers" at pages 41-56, "Custodian and Transfer Agent" at page 85, "Independent Registered Public Accounting Firm" at page 85, and "Legal Counsel" at page 85 in the LBILF Part B. The following list identifies the specific sections and subsections in the LBILF Part B under which the information required by Item 14 of Form N-1A may be found; each listed section is incorporated herein by reference.

FORM N-1A               INCORPORATED BY REFERENCE FROM THE FOLLOWING
ITEM NO.                SECTION OF LBILF PART B
--------                -----------------------

Item 14(a)          Investment    Management   and   Administration    Services;
                    Investment Manager and Administrator; Sub-Adviser; Management and Control of NB Management; Trustees and Officers

Item 14(b)          Not applicable

Item 14(c)          Not applicable

Item 14(d)          Not applicable

Item 14(e)          Not applicable

Item 14(f)          Not applicable

Item 14(g)          Not applicable

Item 14(h)          Investment    Management   and   Administration    Services;
                    Custodian and Transfer Agent; Independent Registered Public Accounting Firm

      Each Series accrued management fees of the following amounts (before any management fee waivers, described below) for the fiscal year ended March 31:

                                         2006           2005
                                         ----           ----
MONEY MARKET                         $2,249,000     $601,000*
PRIME                                $2,033,000     $304,000**
* For the period from December 30, 2004 (commencement of operations) to March 31, 2005.
** For the period from December 27, 2004  (commencement  of operations) to March
   31, 2005.

      Each Series received management fee waivers of the following amounts for the fiscal year ended March 31:

                                         2006           2005
                                         ----           ----
MONEY MARKET                          $449,755      $120,275*
PRIME                                 $406,688      $60,787**
* For the period from December 30, 2004 (commencement of operations) to March 31, 2005.
** For the period from December 27, 2004 (commencement of operations) to March 31, 2005.

      Each Series also has an expense offset arrangement in connection with its custodian contract. For the fiscal year ended March 31, 2006, the impact of this arrangement was a reduction of expenses as follows for each Series:

                           AMOUNT OF REDUCTION OF
                                  EXPENSES
MONEY MARKET                     $18,363
PRIME                            $40,091



      The Trust's placement agent is NB Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. NB Management receives no compensation for serving as the Trust's placement agent.

ITEM 15.  PORTFOLIO MANAGERS
----------------------------

      Not applicable.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES
--------------------------------------------------

      A description of each Series' brokerage allocation and other practices, and information regarding shares held by a Series in its regular brokers and dealers is incorporated herein by reference from the section entitled "Portfolio Transactions" at pages 76-78 in the LBILF Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES
--------------------------------------------

      Each Series is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The Trust is registered under the 1940 Act as a diversified, open-end management investment company and has nine separate portfolios (including the Series). The assets of each Series belong only to that Series, and the liabilities of each Series are borne solely by that Series and no other.

      The Trust issues shares of beneficial interest. Investments in the Series have no preemptive rights and are fully paid and non-assessable. Each investor in a Series is entitled to participate equally in the Series' earnings and assets and to vote in proportion to the amount of its investment in the Series. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. A Trustee may be removed by the vote of investors whose combined account balances equal a specified amount.

      Information on the organization and capitalization of the Trust and the Series is herein incorporated by reference from the section entitled "Organization, Capitalization, and Other Matters: Master Series" in the LBILF Part B at pages 82-85.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES
--------------------------------------------------------

      Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 6 in Part A.

      Information on the use of the amortized cost valuation method in reliance on Rule 2a-7 under the 1940 Act by each Series is incorporated herein by reference from the section entitled "Valuation of Portfolio Securities" at page 76 in the LBILF Part B.

ITEM 19.  TAX STATUS
--------------------

      Information on the taxation of the Series is incorporated herein by reference from the section entitled "Additional Tax Information" at pages 72-76 in the LBILF Part B, substituting for "Portfolio" whenever used therein either "investor in a Master Series" or "RIC investor" (i.e., an investor in a Series that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 20. UNDERWRITERS
---------------------

      NB Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Series' investment manager, serves as the Trust's placement agent on a "best efforts" basis. NB Management receives no compensation for such placement agent services. Beneficial interests in the Series are issued continuously.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

      Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
------------------------------

      The following financial statements and related documents are incorporated herein by reference from the LBILCMF (formerly named, Lehman Brothers Institutional Liquidity Series) Annual Report to shareholders for the fiscal year ended March 31, 2006:

            The audited financial statements of MONEY MARKET Master Series (formerly, Institutional Liquidity Portfolio), notes thereto, and the report of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to such audited financial statements.

            The audited financial statements of PRIME Master Series (formerly, Prime Portfolio), notes thereto, and the report of Tait, Weller & Baker LLP, Independent Registered Public Accounting Firm, with respect to such audited financial statements.

      Additionally, the following financial statements and related documents are incorporated herein by reference from the LBILCMF (formerly named, Lehman Brothers Institutional Liquidity Series) Semi-Annual Report to shareholders for the fiscal period ended September 30, 2006:

            The  unaudited  financial  statements of MONEY MARKET
            Master  Series  (formerly,   Institutional  Liquidity
            Portfolio) and notes thereto.

            The  unaudited  financial  statements of PRIME Master
            Series (formerly, Prime Portfolio) and notes thereto.

Other than the Money Market Master Series and the Prime Master Series, the Series have not yet commenced investment operations.

The following seed capital financial statements of the Government Master Series for the one-day period ended December 4, 2006 have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm to the Government Master Series.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Trustees of Institutional Liquidity Trust and the Shareholders of Government Master Series

We have audited the accompanying statement of assets and liabilities of Government Master Series, one of the series comprising Institutional Liquidity Trust, (the "Master Series") as of December 4, 2006. This statement of assets and liabilities is the responsibility of the Master Series' management. Our responsibility is to express an opinion on this statement of assets and liabilities based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. We were not engaged to perform an audit of the Master Series' internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Master Series' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of assets and liabilities presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of Government Master Series, a series of Institutional Liquidity Trust, at December 4, 2006, in conformity with U.S. generally accepted accounting principles.



                                        /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 7, 2006

GOVERNMENT MASTER SERIES
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 4, 2006


ASSETS
Cash                                                           $101,000
                                                         -----------------
Total Assets                                                   $101,000
                                                         -----------------

LIABILITIES                                                           --
                                                         -----------------

NET ASSETS Applicable to Investors'
  Beneficial Interests                                         $101,000
                                                         =================

NET ASSETS CONSIST OF:
Paid-in capital                                                $101,000
                                                         =================


See Notes to Financial Statement

GOVERNMENT MASTER SERIES
NOTES TO FINANCIAL STATEMENT
DECEMBER 4, 2006


NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
1.   ORGANIZATION:

Government Master Series (the "Master Series") is a separate operating series of Institutional Liquidity Trust (the "Trust"), a Delaware statutory trust organized pursuant to a Trust Instrument dated October 1, 2004. The Trust is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act"). The Master Series has had no operations to date, other than the contribution of beneficial interest from the Government Portfolio and Neuberger Berman Management Inc., the Master Series' investment manager ("Management") of $100,000 and $1,000, respectively, on December 4, 2006.

2.   ACCOUNTING POLICIES:

The assets of the Master Series belong only to the Master Series, and the liabilities of the Master Series are borne solely by the Master Series and no other series of the Trust.

The preparation of the financial statements in accordance with U.S. generally accepted accounting principles requires Management to make estimates and assumptions at the date of the financial statements. Actual results could differ from those estimates.

3.   EXPENSE ALLOCATION:

Certain expenses are applicable to multiple portfolios. Expenses directly attributable to the Master Series are charged to the Master Series. Expenses of the Trust that are not directly attributed to the Master Series are allocated among each of the series of the Trust, on the basis of relative net assets, except where a more appropriate allocation of expenses to each of the series of the Trust can otherwise be made fairly. Expenses borne by the complex of related investment companies, which includes open-end and closed-end investment companies for which Management serves as investment manager, that are not directly attributed to the Master Series or the Trust, are allocated among the Master Series' and the other investment companies in the complex or series thereof, on the basis of relative net assets, except where a more appropriate allocation of expenses to each investment company in the complex or series thereof can otherwise be made fairly.

4.   INDEMNIFICATIONS:

Like many other companies, the Trust's organizational documents provide that its officers and trustees are indemnified against certain liabilities arising out of the performance of their duties to the Trust. In addition, both in some of its principal service contracts and in the normal course of its business, the Trust enters into contracts that provide indemnifications to other parties for certain types of losses or liabilities. The Trust's maximum exposure under these arrangements is unknown as this could involve future claims against the Trust.

NOTE B -- INVESTMENT MANAGEMENT AGREEMENT, ADMINISTRATION AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES:

Under the terms of a Management Agreement, the Master Series pays Management a fee at the annual rate of 0.08% of average daily net assets.

Lehman Brothers Asset Management Inc. ("LBAM"), as sub-adviser to the Master Series, receives a monthly fee for its services paid by Management. The Master Series does not pay a fee directly to LBAM for such services.

Management and LBAM are wholly-owned subsidiaries of Lehman Brothers Holdings, Inc., a publicly-owned holding company. Several individuals who are officers and/or trustees of the Master Series are also employees of Management and/or LBAM.

NOTE C -- ORGANIZATION EXPENSES:

All costs incurred by the Master Series in connection with its organization and offering are being paid by Management.

NOTE D - FEDERAL INCOME TAXES:

The Master Series intends to comply with the requirements of the Internal Revenue Code. The Master Series also intends to conduct its operations so that each of its investors will be able to qualify as a regulated investment company. The Master Series will be treated as a partnership for U.S. Federal income tax purposes and is therefore not subject to U.S. Federal income tax.

                                                                      Appendix A

                              RATINGS OF SECURITIES

      A  description  of  corporate   bond  and  commercial   paper  ratings  in
incorporated herein by reference to "Appendix A - Ratings of Corporate Bonds and Commercial Paper" in the LBILF Part B.

                          INSTITUTIONAL LIQUIDITY TRUST

                                     PART C

                                OTHER INFORMATION

         Responses to Item 23(e) and (i) - (k) have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 23. Exhibits
-------  --------

(a)  (1)  Certificate  of  Trust.   (Incorporated   by  Reference  to  the
          Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27, 2004).

     (2) Trust Instrument. (Incorporated by Reference to the Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27, 2004).

(b) By-Laws. (Incorporated by Reference to the Registrant's initial Registration statement, File Nos. 811-21649, filed on December 27,
     2004).

(c)  Trust  Instrument  Articles IV, V, and VI and By-Laws  Articles V, VI, and
     VIII. (Incorporated   by  Reference  to  the Registrant's  initial
     Registration  statement,  File Nos.  811-21649, filed on December 27,
     2004).

(d)  (1) (i)  Management Agreement between Institutional Liquidity Trust and
              Neuberger Berman Management Inc. ("NB Management"). (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration statement of Lehman Brothers Institutional Liquidity Series, File Nos. 333-120167 and 811-21648, filed on December 23, 2004).

         (ii) Amended Schedule A listing the current series of Institutional Liquidity Trust subject to the Management Agreement. (Incorporated by Reference to Pre-Effective Amendment No. 2 to the Registration statement of Lehman Brothers Institutional Liquidity Funds, File Nos. 333-122847 and 811-21715, filed December 15, 2006).

     (2) (i) Investment Advisory Agreement between NB Management and Lehman Brothers Asset Management, Inc. with respect to Money Market Master Series, Prime Master Series and Treasury Master Series. (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration statement of Lehman Brothers Institutional Liquidity Series, File Nos. 333-120167 and 811-21648, filed on December 23, 2004).

        (ii) Assignment and Assumption Agreement between NB Management and Lehman Brothers Asset Management LLC ("LBAM"). (Incorporated by Reference to Pre-Effective Amendment No. 2 to the Registration statement of Lehman Brothers Institutional Liquidity Funds, File Nos. 333-122847 and 811-21715, filed December 15, 2006).

       (iii) Investment Advisory Agreement between NB Management and LBAM with respect to Government Master Series, Government Reserves
               Master Series, Municipal Master Series, New York Municipal Master Series, Tax-Exempt Master Series and Treasury Reserves Master Series. (Incorporated by Reference to Pre-Effective Amendment No. 2 to the Registration statement of Lehman Brothers Institutional Liquidity Funds, File Nos. 333-122847 and 811-21715, filed December 15, 2006).

(f)  Bonus, Profit Sharing Contracts.  (Not applicable).

(g) Custodian Contract Between Registrant and State Street Bank and Trust Company. (Incorporated by Reference to Post-Effective Amendment No. 1 to the Registrant's Registration Statement, File No. 811-21649, filed on July 29, 2005).

(h) Transfer Agency and Service Agreement between Registrant and State Street Bank and Trust Company. (Incorporated by Reference to Post-Effective
     Amendment No. 2 to the Registrant's Registration Statement, File No. 811-21649, filed on July 28, 2006).

(l)  Letter of Investment Intent.  (Not applicable).

(m)  Plan Pursuant to Rule 12b-1.  (Not applicable).

(n)  Plan Pursuant to Rule 18f-3 under the 1940 Act.  (Not applicable).

(o)  Power of Attorney for Institutional Liquidity Trust.  (filed herewith).

(p)  (1) Code of Ethics for Registrant and NB Management.  (Incorporated by
         Reference  to  Pre-Effective   Amendment  No.  1  to  the  Registration
         Statement of Neuberger Berman Institutional Liquidity Series, File Nos. 333-120168 and 811-21647, filed on December 23, 2004).

     (2) Code of Ethics for LBAM. (Incorporated by Reference to Post-Effective Amendment No. 45 to the Registration Statement of Neuberger Berman Income Funds, File Nos. 2-85229 and 811-3802, filed on March 18, 2005).

Item 24. Persons Controlled By or Under Common Control with Registrant.
-------  -------------------------------------------------------------

         No person is controlled by or under common control with the Registrant.


Item 25. Indemnification.
-------  ----------------

         A Delaware business trust may provide in its governing instrument for indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article X, Section 2 of the Trust Instrument provides that "every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof...". Indemnification will not be provided to a person adjudicated by a court or other body to be liable to the Registrant or its interest holders by reason of "willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office" ("Disabling Conduct"), or not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. In the event of a settlement, no indemnification may be provided unless there has been a determination that the officer or trustee did not engage in Disabling Conduct (i) by the court or other body approving the settlement; (ii) by at least a majority of those trustees who are neither interested persons, as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act"), of the Registrant ("Independent Trustees"), nor parties to the matter based upon a review of readily available facts; or (iii) by written opinion of independent legal counsel based upon a review of readily available facts.

         Pursuant to Article X, Section 3 of the Trust Instrument, if any present or former interest holder of any series ("Series") of the Registrant shall be held personally liable solely by reason of his or her being or having been a interest holder and not because of his or her acts or omissions or for some other reason, the present or former interest holder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Registrant, on behalf of the affected Series, shall, upon request by such interest holder, assume the defense of any claim made against such interest holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

         Section 9 of the Management Agreement between NB Management and the Registrant provides that neither NB Management nor any director, officer or employee of NB Management performing services for any series of the Registrant at the direction or request of NB Management in connection with NB Management's discharge of its obligations under the Agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the Agreement relates; provided, that nothing in the Agreement shall be construed (i) to protect NB Management against any liability to the Registrant or any series thereof or its interest holders to which NB Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of NB Management's reckless disregard of its obligations and duties under the Agreement, or (ii) to protect any director, officer or employee of NB Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

         Section 6 of the Investment Advisory Agreement between NB Management and LBAM, with respect to the Registrant or any series thereof, provides that neither LBAM nor any director, officer or employee of LBAM performing services for any series of the Registrant shall be liable for any error of judgment or mistake of law or for any loss suffered by NB Management or the Registrant or a series thereof in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its duties and obligations under the Agreement.

Item 26. Business and Other Connections of Investment Adviser and Sub-Adviser.
-------  --------------------------------------------------------------------

         There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of NB Management and each executive officer of Neuberger Berman, LLC is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.


NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------

Ann H. Benjamin                             Portfolio Manager, High Income Bond
Vice President, NB Management               Portfolio, a series of Neuberger
                                            Berman Advisers Management Trust;
                                            Portfolio Manager, Neuberger
                                            BermanHigh Income Bond Fund and
                                            Neuberger Berman Strategic Income
                                            Fund, each a series of Neuberger
                                            Berman Income Funds; Portfolio
                                            Manager, Neuberger Berman Income
                                            Opportunity Fund Inc.

Michael L. Bowyer                           Associate Portfolio Manager,
Vice President, NB Management               Neuberger Berman Genesis Fund, a
                                            series of Neuberger Berman Equity
                                            Funds.

Claudia A. Brandon                          Vice President, Neuberger Berman,
Vice President/Mutual Fund Board            LLC since 2002; Employee, Neuberger
Relations and Assistant Secretary,          Berman, LLC since 1999; Secretary,
NB Management.                              Neuberger Berman Advisers Management
                                            Trust; Secretary, Neuberger Berman
                                            Equity Funds; Secretary, Neuberger
                                            Berman Income Funds; Secretary,
                                            Neuberger Berman Real Estate Income
                                            Fund Inc.; Secretary, Neuberger
                                            Berman Intermediate Municipal Fund
                                            Inc.; Secretary, Neuberger Berman
                                            New York Intermediate Municipal Fund
                                            Inc.; Secretary, Neuberger Berman
                                            California Intermediate Municipal
                                            Fund Inc.; Secretary, Neuberger
                                            Berman Realty Income Fund Inc.;
                                            Secretary, Neuberger Berman Income
                                            Opportunity Fund Inc.; Secretary,
                                            Neuberger Berman Real Estate
                                            Securities Income Fund Inc.;
                                            Secretary, Neuberger Berman Dividend
                                            Advantage Fund Inc.; Secretary,
                                            Neuberger Berman Institutional
                                            Liquidity Series; Secretary, Lehman
                                            Brothers Institutional Liquidity
                                            Series; Secretary, Institutional
                                            Liquidity Trust; Secretary, Lehman
                                            Brothers Reserve Liquidity Series.

Thomas J. Brophy                            Managing Director, Neuberger Berman,
Vice President, NB Management.              LLC; Portfolio Manager, Neuberger
                                            Berman California Intermediate
                                            Municipal Fund Inc.; Portfolio
                                            Manager, Neuberger Berman
                                            Intermediate Municipal Fund Inc.;
                                            Portfolio Manager, Neuberger Berman
                                            New York Intermediate Municipal Fund
                                            Inc.; Portfolio Manager, Neuberger
                                            Berman Municipal Securities Trust, a
                                            series of Neuberger Berman Income
                                            Funds.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------

Steven R. Brown                             Managing Director, Neuberger Berman,
Vice President, NB Management.              LLC; Portfolio Manager, Neuberger
                                            Berman Real Estate Income Fund Inc.;
                                            Portfolio Manager, Neuberger Berman
                                            Realty Income Fund Inc.; Portfolio
                                            Manager, Neuberger Berman Income
                                            Opportunity Fund Inc.; Portfolio
                                            Manager, Neuberger Berman Real
                                            Estate Securities Income Fund Inc.;
                                            Portfolio Manager, Neuberger Berman
                                            Dividend Advantage Fund Inc.;
                                            Portfolio Manager, Neuberger Berman
                                            Real Estate Fund, a series of
                                            Neuberger Berman Equity Funds;
                                            Portfolio Manager, Real Estate
                                            Portfolio, a series of Neuberger
                                            Berman Advisers Management Trust;
                                            Portfolio Manager, Neuberger Berman
                                            Strategic Income Fund, a series of
                                            Neuberger Berman Income Funds.

David H. Burshtan                           Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Millennium Fund, a series of
                                            Neuberger Berman Equity Funds.

Lori B. Canell                              Managing Director, Neuberger Berman,
Vice President, NB Management.              LLC; Portfolio Manager, Neuberger
                                            Berman California Intermediate
                                            Municipal Fund Inc.; Portfolio
                                            Manager, Neuberger Berman
                                            Intermediate Municipal Fund Inc.;
                                            Portfolio Manager, Neuberger Berman
                                            New York Intermediate Municipal Fund
                                            Inc.; Portfolio Manager, Neuberger
                                            Berman Municipal Securities Trust, a
                                            series of Neuberger Berman Income
                                            Funds.

Robert Conti                                Senior Vice President of Neuberger
Senior Vice President, NB Management.       Berman, LLC, since 2003; Vice
                                            President, Neuberger Berman, LLC,
                                            from 1999 to 2003; Vice President,
                                            Neuberger Berman Income Funds; Vice
                                            President, Neuberger Berman Equity
                                            Funds; Vice President, Neuberger
                                            Berman Advisers Management Trust;
                                            Vice President, Neuberger Berman
                                            Real Estate Income Fund Inc.; Vice
                                            President, Neuberger Berman
                                            Intermediate Municipal Fund Inc.;
                                            Vice President, Neuberger Berman New
                                            York Intermediate Municipal Fund
                                            Inc.; Vice President, Neuberger
                                            Berman California Intermediate
                                            Municipal Fund Inc.; Vice President,
                                            Neuberger Berman Realty Income Fund
                                            Inc.; Vice President, Neuberger
                                            Berman Income Opportunity Fund Inc.;
                                            Vice President, Neuberger Berman
                                            Real Estate Securities Income Fund
                                            Inc.; Vice President, Neuberger
                                            Berman Dividend Advantage Fund Inc.;
                                            Vice President, Neuberger Berman
                                            Institutional Liquidity Series; Vice
                                            President, Lehman Brothers
                                            Institutional Liquidity Series; Vice
                                            President, Institutional Liquidity
                                            Trust; Vice President, Lehman
                                            Brothers Reserve Liquidity Series.

Robert B. Corman                            Managing Director, Neuberger Berman,
Vice President, NB Management.              LLC; Portfolio Manager, Neuberger
                                            Berman Focus Fund, a series of
                                            Neuberger Berman Equity Funds;
                                            Portfolio Manager, Focus Portfolio,
                                            a series of Neuberger Berman
                                            Advisers Management Trust.

Robert W. D'Alelio                          Managing Director, Neuberger Berman,
Vice President, NB Management.              LLC; Portfolio Manager, Neuberger
                                            Berman Genesis Fund, a series of
                                            Neuberger Berman Equity Funds.

John E. Dugenske                            Portfolio Manager, Balanced
Vice President, NB Management.              Portfolio and Limited Maturity Bond
                                            Portfolio, each a series of
                                            Neuberger Berman Advisers Management
                                            Trust; Portfolio Manager, Neuberger
                                            Berman Cash Reserves, Neuberger
                                            Berman Government Money Fund and
                                            Neuberger Berman Limited Maturity
                                            Bond Fund, each a series of
                                            Neuberger Berman Income Funds.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------

Ingrid Dyott                                Vice President, Neuberger Berman,
Vice President, NB Management.              LLC; Associate Portfolio Manager,
                                            Guardian Portfolio, a series of
                                            Neuberger Berman Advisers Management
                                            Trust; Portfolio Manager, Socially
                                            Responsive Portfolio, a series of
                                            Neuberger Berman Advisers Management
                                            Trust; Associate Portfolio Manager,
                                            Neuberger Berman Guardian Fund, a
                                            series of Neuberger Berman Equity
                                            Funds; Portfolio Manager, Neuberger
                                            Berman Socially Responsive Fund, a
                                            series of Neuberger Berman Equity
                                            Funds.

Michael F. Fasciano                         Managing Director, Neuberger Berman,
Vice President, NB Management.              LLC since March 2001; Portfolio
                                            Manager, Neuberger Berman Fasciano
                                            Fund, a series of Neuberger Berman
                                            Equity Funds; Portfolio Manager,
                                            Fasciano Portfolio, a series of
                                            Neuberger Berman Advisers Management
                                            Trust.

Janet A. Fiorenza                           Portfolio Manager, Lehman Brothers
Vice President, NB Management.              Municipal Money Fund, National
                                            Municipal Money Fund, Lehman
                                            Brothers New York Municipal Money
                                            Fund andTax-Free Money Fund, each a
                                            series of Neuberger Berman Income
                                            Funds.

William J. Furrer                           Portfolio Manager, Lehman Brothers
Vice President, NB Management.              Municipal Money Fund, National
                                            Municipal Money Fund, Lehman
                                            Brothers New York Municipal Money
                                            Fund and Tax-Free Money Fund, each a
                                            series of Neuberger Berman Income
                                            Funds.

Brian J. Gaffney                            Managing Director, Neuberger Berman,
Senior Vice President, NB Management.       LLC since 1999; Vice President,
                                            Neuberger Berman Income Funds; Vice
                                            President, Neuberger Berman Equity
                                            Funds; Vice President, Neuberger
                                            Berman Advisers Management Trust;
                                            Vice President, Neuberger Berman
                                            Real Estate Income Fund Inc.; Vice
                                            President, Neuberger Berman
                                            Intermediate Municipal Fund Inc.;
                                            Vice President, Neuberger Berman New
                                            York Intermediate Municipal Fund
                                            Inc.; Vice President, Neuberger
                                            Berman California Intermediate
                                            Municipal Fund Inc.; Vice President,
                                            Neuberger Berman Realty Income Fund
                                            Inc.; Vice President, Neuberger
                                            Berman Income Opportunity Fund Inc.;
                                            Vice President, Neuberger Berman
                                            Real Estate Securities Income Fund
                                            Inc.; Vice President, Neuberger
                                            Berman Dividend Advantage Fund Inc.;
                                            Vice President, Neuberger Berman
                                            Institutional Liquidity Series; Vice
                                            President, Lehman Brothers
                                            Institutional Liquidity Series; Vice
                                            President, Institutional Liquidity
                                            Trust; Vice President, Lehman
                                            Brothers Reserve Liquidity Series.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------

Maxine L. Gerson                            Senior Vice President, Neuberger
Secretary and General Counsel,              Berman, LLC since 2002; Deputy
NB Management.                              General Counsel and Assistant
                                            Secretary, Neuberger Berman, LLC
                                            since 2001; Chief Legal Officer,
                                            Neuberger Berman Income Funds; Chief
                                            Legal Officer, Neuberger Berman
                                            Equity Funds; Chief Legal Officer,
                                            Neuberger Berman Advisers Management
                                            Trust; Chief Legal Officer,
                                            Neuberger Berman Real Estate Income
                                            Fund Inc.; Chief Legal Officer,
                                            Neuberger Berman Intermediate
                                            Municipal Fund Inc.; Chief Legal
                                            Officer, Neuberger Berman New York
                                            Intermediate Municipal Fund Inc.;
                                            Chief Legal Officer, Neuberger
                                            Berman California Intermediate
                                            Municipal Fund Inc.; Chief Legal
                                            Officer, Neuberger Berman Realty
                                            Income Fund Inc.; Chief Legal
                                            Officer, Neuberger Berman Income
                                            Opportunity Fund Inc.; Chief Legal
                                            Officer, Neuberger Berman Real
                                            Estate Securities Income Fund Inc.;
                                            Chief Legal Officer, Neuberger
                                            Berman Dividend Advantage Fund Inc.;
                                            Chief Legal Officer, Neuberger
                                            Berman Institutional Liquidity
                                            Series; Chief Legal Officer, Lehman
                                            Brothers Institutional Liquidity
                                            Series; Chief Legal Officer,
                                            Institutional Liquidity Trust; Chief
                                            Legal Officer, Lehman Brothers
                                            Reserve Liquidity Series.

Edward S. Grieb                             Senior Vice President and Treasurer,
Treasurer and Chief Financial Officer,      Neuberger Berman, LLC; Treasurer,
NB Management.                              Neuberger Berman Inc.

Michael J. Hanratty                         None.
Vice President, NB Management.

Milu E. Komer                               Associate Portfolio Manager,
Vice President, NB Management.              International Portfolio, a series of
                                            Neuberger Berman Advisers Management
                                            Trust; Associate Portfolio Manager,
                                            Neuberger Berman International Fund,
                                            Neuberger Berman International
                                            Institutional Fund and Neuberger
                                            Berman International Large Cap Fund,
                                            each a series of Neuberger Berman
                                            Equity Funds.

Sajjad S. Ladiwala                          Associate Portfolio Manager,
Vice President, NB Management.              Guardian Portfolio and Socially
                                            Responsive Portfolio, each a series
                                            of Neuberger Berman Advisers
                                            Management Trust; Associate
                                            Portfolio Manager, Neuberger Berman
                                            Guardian Fund and Neuberger Berman
                                            Socially Responsive Fund, each a
                                            series of Neuberger Berman Equity
                                            Funds.

Kelly M. Landron                            Portfolio Manager, Lehman Brothers
Vice President, NB Management Inc.          Municipal Money Fund, National
                                            Municipal Money Fund, Lehman
                                            Brothers New York Municipal Money
                                            Fund and Tax-Free Money Fund, each a
                                            series of Neuberger Berman Income
                                            Funds.

Jeffrey B. Lane                             President and Chief Operating
Director, NB Management.                    Officer, Neuberger Berman, LLC;
                                            Director and President, Neuberger
                                            Berman Inc.

Richard S. Levine                           Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Strategic Income Fund, a series of
                                            Neuberger Berman Income Funds;
                                            Portfolio Manager, Neuberger Berman
                                            Dividend Advantage Fund Inc.

John A. Lovito                              Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Strategic Income Fund, a series of
                                            Neuberger Berman Income Funds.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------

Arthur Moretti                              Managing Director, Neuberger Berman,
Vice President, NB Management.              LLC since June 2001; Portfolio
                                            Manager, Neuberger Berman Guardian
                                            Fund and Neuberger Berman Socially
                                            Responsive Fund, each a series of
                                            Neuberger Berman Equity Funds;
                                            Portfolio Manager, Guardian
                                            Portfolio and Socially Responsive
                                            Portfolio, each a series of
                                            Neuberger Berman Advisers Management
                                            Trust.

S. Basu Mullick                             Managing Director, Neuberger Berman,
Vice President, NB Management.              LLC; Portfolio Manager, Neuberger
                                            Berman Partners Fund and Neuberger
                                            Berman Regency Fund, each a series
                                            of Neuberger Berman Equity Funds;
                                            Portfolio Manager, Partners
                                            Portfolio and Regency Portfolio,
                                            each a series of Neuberger Berman
                                            Advisers Management Trust.

Thomas P. O'Reilly                          Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Income Opportunity Fund Inc.;
                                            Portfolio Manager, Neuberger Berman
                                            Strategic Income Fund and Neuberger
                                            Berman High Income Bond Fund, each a
                                            series of Neuberger Berman Income
                                            Funds; Portfolio Manager, High
                                            Income Bond Portfolio, a series of
                                            Neuberger Berman Advisers Management
                                            Trust.

Loraine Olavarria                           None.
Assistant Secretary, NB Management.

Elizabeth Reagan                            None.
Vice President, NB Management.

Brett S. Reiner                             Associate Portfolio Manager,
Vice President, NB Management.              Neuberger Berman Genesis Fund, a
                                            series of Neuberger Berman Equity
                                            Funds. Executive Vice President,
                                            Neuberger Berman, LLC; Executive
                                            Vice

Jack L. Rivkin                              President, Neuberger Berman Inc.;
Chairman and Director, NB Management.       President and Director, Neuberger
                                            Berman Real Estate Income Fund Inc;
                                            President and Director, Neuberger
                                            Berman Intermediate Municipal Fund
                                            Inc.; President and Director,
                                            Neuberger Berman New York
                                            Intermediate Municipal Fund Inc.;
                                            President and Director, Neuberger
                                            Berman California Intermediate
                                            Municipal Fund Inc.; President and
                                            Trustee, Neuberger Berman Advisers
                                            Management Trust; President and
                                            Trustee, Neuberger Berman Equity
                                            Funds; President and Trustee,
                                            Neuberger Berman Income Funds;
                                            President and Director, Neuberger
                                            Berman Realty Income Fund Inc.;
                                            President and Director, Neuberger
                                            Berman Income Opportunity Fund Inc.;
                                            President and Director, Neuberger
                                            Berman Real Estate Securities Income
                                            Fund Inc.; President, Director and
                                            Portfolio Manager, Neuberger Berman
                                            Dividend Advantage Fund Inc.;
                                            President and Trustee, Neuberger
                                            Berman Institutional Liquidity
                                            Series; President and Trustee,
                                            Lehman Brothers Institutional
                                            Liquidity Series; President and
                                            Trustee, Institutional Liquidity
                                            Trust; President and Trustee, Lehman
                                            Brothers Reserve Liquidity Series;
                                            Portfolio Manager, Neuberger Berman
                                            Strategic Income Fund, a series of
                                            Neuberger Berman Income Funds;
                                            Director, Dale Carnegie and
                                            Associates, Inc. since 1998;
                                            Director, Solbright, Inc. since
                                            1998.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------

Benjamin E. Segal                           Managing Director, Neuberger Berman,
Vice President, NB Management.              LLC since November 2000, prior
                                            thereto, Vice President, Neuberger
                                            Berman, LLC; Portfolio Manager,
                                            Neuberger Berman International Fund,
                                            Neuberger Berman International
                                            Institutional Fund and Neuberger
                                            Berman International Large Cap Fund,
                                            each a series of Neuberger Berman
                                            Equity Funds; Portfolio Manager,
                                            International Portfolio, a series of
                                            Neuberger Berman Advisers Management
                                            Trust.

Michelle B. Stein                           Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Dividend Advantage Fund Inc.

Peter E. Sundman                            Executive Vice President, Neuberger
President and Director, NB Management.      Berman Inc. since 1999; Head of
                                            Neuberger Berman Inc.'s Mutual Funds
                                            Business (since 1999) and
                                            Institutional Business (1999 to
                                            October 2005); responsible for
                                            Managed Accounts Business and
                                            intermediary distribution since
                                            October 1999; Managing Director,
                                            Neuberger Berman since 2005;
                                            formerly, Executive Vice President,
                                            Neuberger Berman, 1999 to December
                                            2005; Director and Vice President,
                                            Neuberger & Berman Agency, Inc.
                                            since 2000; Chairman of the Board,
                                            Chief Executive Officer and Trustee,
                                            Neuberger Berman Income Funds;
                                            Chairman of the Board, Chief
                                            Executive Officer and Trustee,
                                            Neuberger Berman Advisers Management
                                            Trust; Chairman of the Board, Chief
                                            Executive Officer and Trustee,
                                            Neuberger Berman Equity Funds;
                                            Chairman of the Board, Chief
                                            Executive Officer and Director,
                                            Neuberger Berman Real Estate Income
                                            Fund Inc.; Chairman of the Board,
                                            Chief Executive Officer and
                                            Director, Neuberger Berman
                                            Intermediate Municipal Fund Inc.;
                                            Chairman of the Board, Chief
                                            Executive Officer and Director,
                                            Neuberger Berman New York
                                            Intermediate Municipal Fund Inc.;
                                            Chairman of the Board, Chief
                                            Executive Officer and Director,
                                            Neuberger Berman California
                                            Intermediate Municipal Fund Inc.;
                                            Chairman of the Board, Chief
                                            Executive Officer and Director,
                                            Neuberger Berman Realty Income Fund
                                            Inc.; Chairman of the Board, Chief
                                            Executive Officer and Director,
                                            Neuberger Berman Income Opportunity
                                            Fund Inc.; Chairman of the Board,
                                            Chief Executive Officer and
                                            Director, Neuberger Berman Real
                                            Estate Securities Income Fund Inc.;
                                            Chairman of the Board, Chief
                                            Executive Officer and Director,
                                            Neuberger Berman Dividend Advantage
                                            Fund Inc.; Chairman of the Board,
                                            Chief Executive Officer and Trustee,
                                            Neuberger Berman Institutional
                                            Liquidity Series; Chairman of the
                                            Board, Chief Executive Officer and
                                            Trustee, Lehman Brothers
                                            Institutional Liquidity Series;
                                            Chairman of the Board, Chief
                                            Executive Officer and Trustee,
                                            Institutional Liquidity Trust;
                                            Chairman of the Board, Chief
                                            Executive Officer and Trustee,
                                            Lehman Brothers Reserve Liquidity
                                            Series; Trustee, College of Wooster.

Kenneth J. Turek                            Portfolio Manager, Balanced
Vice President, NB Management.              Portfolio, Growth Portfolio and
                                            Mid-Cap Growth Portfolio, each a
                                            series of Neuberger Berman Advisers
                                            Management Trust; Portfolio Manager,
                                            Neuberger Berman Century Fund and
                                            Neuberger Berman Manhattan Fund,
                                            each a series of Neuberger Berman
                                            Equity Funds.

Judith M. Vale                              Managing Director, Neuberger Berman,
Vice President, NB Management.              LLC; Portfolio Manager, Neuberger
                                            Berman Genesis Fund, a series of
                                            Neuberger Berman Equity Funds.

NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        ------------------------------

John T. Zielinsky                           Portfolio Manager, Neuberger Berman
Vice President, NB Management.              Century Fund, a series of Neuberger
                                            Berman Equity Funds.

     The principal address of NB Management, Neuberger Berman, LLC, and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158.

     The description of LBAM under the caption "Investment Management and Administration Services" in the Statement of Additional Information constituting Part B of this Registration Statement is incorporated herein by reference. Information on the directors and officers of LBAM set forth in its Form ADV filed with the Securities and Exchange Commission (File No. 801-42006) is incorporated herein by reference.

Item 27.          Principal Underwriters.
-------           -----------------------

         (a) NB Management, the principal underwriter distributing securities of the Registrant, is also the principal underwriter and distributor for each of the following investment companies:

                   Neuberger Berman Advisers Management Trust
                   Neuberger Berman Equity Funds
                   Neuberger Berman Income Funds
                   Neuberger Berman Institutional Liquidity Series Lehman Brothers Institutional Liquidity Series
                   Lehman Brothers Reserve Liquidity Series

         (b) Set forth below is information concerning the directors and officers of the Registrant's principal underwriter. The business address of each of the persons listed is 605 Third Avenue, New York, New York 10158-0180, which is also the of the Registrant's principal underwriter.


                                    POSITIONS AND OFFICES                       POSITIONS AND OFFICES
    NAME                            WITH UNDERWRITER                            WITH REGISTRANT
    ----                            ----------------                            ---------------
    Ann H. Benjamin                 Vice President                              None
    Michael L. Bowyer               Vice President                              None
    Claudia A. Brandon              Vice President/Mutual Fund Board            Secretary
                                    Relations & Assistant Secretary
    Thomas J. Brophy                Vice President                              None
    Steven R. Brown                 Vice President                              None
    David H. Burshtan               Vice President                              None
    Lori B. Canell                  Vice President                              None
    Robert Conti                    Senior Vice President                       Vice President
    Robert B. Corman                Vice President                              None
    Robert W. D'Alelio              Vice President                              None
    John E. Dugenske                Vice President                              None
    Ingrid Dyott                    Vice President                              None
    Michael F. Fasciano             Vice President                              None
    Janet A. Fiorenza               Vice President                              None
    William J. Furrer               Vice President                              None
    Brian J. Gaffney                Senior Vice President                       Vice President
    Maxine L. Gerson                Secretary                                   Chief Legal Officer (only for
                                                                                purposes of sections 307 and 406 of
                                                                                the Sarbanes - Oxley Act of 2002)


                                    POSITIONS AND OFFICES                       POSITIONS AND OFFICES
    NAME                            WITH UNDERWRITER                            WITH REGISTRANT
    ----                            ----------------                            ---------------

    Edward S. Grieb                 Treasurer and Chief Financial Officer       None
    Michael J. Hanratty             Vice President                              None
    Milu E. Komer                   Vice President                              None
    Sajjad S. Ladiwala              Vice President                              None
    Richard S. Levine               Vice President                              None
    John A. Lovito                  Vice President                              None
    Kelly M. Landron                Vice President                              None
    Jeffrey B. Lane                 Director                                    None
    Arthur Moretti                  Vice President                              None
    S. Basu Mullick                 Vice President                              None
    Thomas P. O'Reilly              Vice President                              None
    Loraine Olavarria               Assistant Secretary                         None
    Elizabeth Reagan                Vice President                              None
    Brett S. Reiner                 Vice President                              None
    Jack L. Rivkin                  Chairman and Director                       President and Trustee
    Benjamin E. Segal               Vice President                              None
    Michelle B. Stein               Vice President                              None
    Kenneth J. Turek                Vice President                              None
    Peter E. Sundman                President and Director                      Chairman of the Board, Chief
                                                                                Executive Officer and Trustee
    Judith M. Vale                  Vice President                              None
    Chamaine Williams               Chief Compliance Officer                    Chief Compliance Officer
    John T. Zielinsky               Vice President                              None


          (c) No commissions or other compensation were received directly or indirectly from the Registrant by any principal underwriter who was not an affiliated person of the Registrant.

Item 28. Location of Accounts and Records.
-------  --------------------------------

     All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act, as amended, and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Trust Instrument and By-Laws, minutes of meetings of the Registrant's Trustees and shareholders and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158-0180.

Item 29. Management Services.
-------  -------------------

     Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.
-------  ------------
         None.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, Institutional Liquidity Trust has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 15th day of December 2006.


                                               INSTITUTIONAL LIQUIDITY TRUST


                                               By:    /s/ Jack L. Rivkin
                                                      ------------------
                                               Name:  Jack L. Rivkin*
                                               Title:  President and Trustee



*Signature affixed by Lori L. Schneider on December 15, 2006 pursuant to power of attorney, filed herewith.